As filed with the Securities and Exchange Commission on February 18, 2021

Registration Statement No. 333-239610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.	GOLDMAN SACHS CAPITAL I
(Exact name of Registrant as specified in its charter)	GOLDMAN SACHS CAPITAL II
GOLDMAN SACHS CAPITAL III
Delaware	GOLDMAN SACHS CAPITAL VI
(State or other jurisdiction of incorporation or organization)	GOLDMAN SACHS CAPITAL VII
13-4019460	GS FINANCE CORP.
(I.R.S. Employer Identification Number)	(Exact name of each Registrant as specified in its charter)
200 West Street
New York, NY 10282
(212) 902-1000	Delaware
(Address, including zip code, and telephone number,	(State or other jurisdiction of incorporation or organization)
including area code, of Registrant’s principal executive offices)	20-6109925, 20-6109972, 34-2036412
34-2036414, 82-6291478, 26-0785112
(I.R.S. Employer Identification Number)
c/o The Goldman Sachs Group, Inc.
200 West Street
New York, NY 10282
(212) 902-1000
(Address, including zip code, and telephone number, including area code, of each Registrant’s principal executive offices)

Matthew E. Tropp

The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

(212) 902-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Catherine M. Clarkin Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	William R. Massey Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)(2)(3)
Debt Securities of The Goldman Sachs Group, Inc.
Warrants of The Goldman Sachs Group, Inc.
Purchase Contracts of The Goldman Sachs Group, Inc.
Prepaid Purchase Contracts of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Units of The Goldman Sachs Group, Inc.(4)
Preferred Stock of The Goldman Sachs Group, Inc.
Depositary Shares of The Goldman Sachs Group, Inc.(5)
Capital Securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII (collectively, the “Issuer Trusts”)
Debt Securities of GS Finance Corp.
Warrants of GS Finance Corp.
Units of GS Finance Corp.(6)
The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers(7)
The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)
The Goldman Sachs Group, Inc. Guarantees with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)
Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share
Total	$145,516,644,734.00	$16,300,560.49

(1)

Pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities being registered. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $145,516,644,734.00 in U.S. dollars or the equivalent thereof in any other currency.

(2)

This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. In addition, this Registration Statement includes the following securities that may be reoffered and resold on an ongoing basis in market-making transactions by affiliates of the Registrants that were initially sold on the identified registration statements: $938,753,000.00 6.345% Capital Securities of Goldman Sachs Capital I Securities fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-112367), 766,738 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and 161,494 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and the guarantees related to the foregoing. All market-making reoffers and resales of securities described in this footnote that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(3)

The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with, and at the time of, issuance by the Registrants of the securities registered hereunder. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Of this fee, (a) $13,637,500.00 of filing fees have been paid on the date of this Post-Effective Amendment No. 1 with regard to $125,000,000,000.00 aggregate initial offering price of securities that are available for sale in future offerings and (b) $2,663,060.49 of filing fees were previously paid with regard to $20,516,644,734.00 aggregate initial offering price of securities that are available for sale in future offerings.

(4)	Each unit of The Goldman Sachs Group, Inc. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares or common stock of The Goldman Sachs Group, Inc., as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(5)

Each depositary share of The Goldman Sachs Group, Inc. will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of The Goldman Sachs Group, Inc. and will be evidenced by a depositary receipt.

(6)

Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in (i) one or more debt securities and warrants of GS Finance Corp. or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.

(7)

The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of the Issuer Trusts, or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(8)

The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to certain certificates of deposit to be issued at any time and from time to time by Goldman Sachs Bank USA, a New York State-chartered bank and a banking subsidiary of The Goldman Sachs Group, Inc. (“GS Bank”), or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantees or other obligations.

(9)

The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to notes and deposit notes to be issued at any time and from time to time by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantee or other obligations.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-239610) is being filed to include information that is required to be included in the Registration Statement by such form for registrants that are no longer well-known seasoned issuers, as defined in Rule 405 under the Securities Act.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated other than the SEC registration fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this Registration Statement:

	Amount to be paid
SEC registration fees	$18,577,655.00	*
Legal fees and expenses	596,000.00
Fees and expenses of qualification under state securities laws (including legal fees)	0.00
Accounting fees and expenses	15,000.00
Printing fees	225,000.00
Rating agency fees	4,369,000.00
Trustee’s fees and expenses	10,500.00

Total	$23,793,155.00

*	These fees include (a) $13,637,500.00 of fees paid in accordance with Rule 457(o) and (b) $4,940,155.00 of fees carried forward pursuant to Rule 457(p).

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to The Goldman Sachs Group, Inc. or GS Finance Corp. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of The Goldman Sachs Group, Inc.’s by-laws provides for indemnification by The Goldman Sachs Group, Inc. of any person who is or was a director or an officer appointed by resolution of the board of directors of The Goldman Sachs Group, Inc., or is or was a member of the Shareholders’ Committee acting pursuant to the Amended and Restated Shareholders’ Agreement (as described in Exhibit 10.6 to the Annual Report on Form 10-K of The Goldman Sachs Group, Inc. for the fiscal year ended December 31, 2014). The by-laws also provide that The Goldman Sachs Group, Inc. shall advance expenses to any such person and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by The Goldman Sachs Group, Inc. To the extent authorized from time to time by the board of directors of The Goldman Sachs Group, Inc. (including a resolution authorizing officers of The Goldman Sachs Group, Inc. to grant such rights), The Goldman Sachs Group, Inc. may provide to any one or more persons, including without limitation any one or more employees or other agents of The Goldman Sachs Group, Inc., or one or more directors, officers, employees and other agents of any subsidiary or any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, with any such rights subject to the terms, conditions and limitations established pursuant to a resolution by the board of directors of The Goldman Sachs Group, Inc. The by-laws do not limit the power of The Goldman Sachs Group, Inc. or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Both The Goldman Sachs Group, Inc.’s restated certificate of incorporation and GS Finance Corp.’s certificate of incorporation provide for such limitation of liability.

Policies of insurance are maintained by The Goldman Sachs Group, Inc. under which its directors and officers and those of GS Finance Corp. are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

The Amended and Restated Trust Agreements for the Issuer Trusts provide that, to the fullest extent permitted by applicable law, the applicable Issuer Trust will indemnify and hold harmless each Issuer Trustee or any of their respective affiliates, any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, any paying agent and any employee or agent of any Issuer Trust or its affiliates (each, an “Indemnified Person”) against any liability, costs and expenses (including reasonable attorneys’ fees) by reason of the creation, operation or termination of the applicable Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Amended and Restated Trust Agreement, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such Indemnified Person or Persons.

Item 16. Exhibits.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206), filed on July 10, 2017.

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	Exhibit 1.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206), filed on July 10, 2017.

1.3	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series N of The Goldman Sachs Group, Inc.	**

1.4	Distribution Agreement, dated as of February 14, 2006, for warrants of The Goldman Sachs Group, Inc.	Exhibit 1.4 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	Exhibit 1.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206),

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
filed on July 10, 2017.

1.6	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.7	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	**

1.8	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.11	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

1.12	Form of Underwriting Agreement for capital securities.	Exhibit 1.8 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-105242), filed on January 30, 2004.

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	Exhibit 1.13 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206), filed on July 10, 2017.

1.14	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	Exhibit 1.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610), filed on July 1, 2020.

1.15	Form of Distribution Agreement for Medium-Term Notes, Series F of GS Finance Corp.	Exhibit 1.15 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610), filed on July 1, 2020.

1.16	Form of Distribution Agreement for Warrants, Series G of GS Finance Corp.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on October 14, 2020 (SEC Accession No. 0000891092-20-011384).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.17	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.18	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.19	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.20	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.21	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.22	Form of Brokerage Agreement relating to Guaranteed Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

1.23	Form of Distribution Agreement relating to Guaranteed Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.21 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

1.24	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on April 6, 2009.

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, C, D, E, F, J, K, N, O, P, Q, R and S.	***

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999 (SEC Accession No. 0000950123-99-006065).

4.4	Form of Senior Debt Indenture (which became the Senior Debt Indenture, dated as of July 16, 2008), between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.5	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended November 28, 2003, filed on February 24, 2004 (SEC Accession No. 0000950123-04-002239).

4.6	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	Exhibit 4.2 to The Goldman Sachs Group,

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004 (SEC Accession No. 0000950123-04-004278).

4.8	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.9	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.10	Certificate of Trust of Goldman Sachs Capital IV, renamed Goldman Sachs Capital II.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as Goldman Sachs Capital II), dated as of March 23, 2016.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016 (SEC Accession No. 0001193125-16-515160).

4.12	Guarantee Agreement for Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV), dated as of March 23, 2016.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.13	Certificate of Trust of Goldman Sachs Capital V, renamed Goldman Sachs Capital III.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.14	Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.15	Guarantee Agreement for Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V), dated as of March 23, 2016.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.16	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.17	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.18	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.19	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4.20	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Certificate of Trust of Goldman Sachs Capital VII.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206) filed on July 10, 2017.

4.22	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VII.	Exhibit 4.22 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206) filed on July 10, 2017.

4.23	Trust Agreement for Goldman Sachs Capital VII.	Exhibit 4.23 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206) filed on July 10, 2017.

4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VII.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206) filed on July 10, 2017.

4.25	Form of Guarantee Agreement for Goldman Sachs Capital VII.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206) filed on July 10, 2017.

4.26	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

4.27	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.28	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.29	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
14965), filed on October 28, 2005 (SEC Accession No. 0000950123-05-012765).

4.30	Letter Agreement, dated as of October 18, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012 (SEC Accession No. 0001193125-12-432663).

4.31	Amendment No. 1, dated as of June 17, 2019, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, to the Deposit Agreement.	Exhibit 4.31 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.32	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.33	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.34	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

4.35	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.36	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.37	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.37 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.38	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post-Effective Amendment No. 2 to The Goldman

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on February 3, 2006.

4.39	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.39 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.40	Form of fixed/floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.40 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.41	Form of subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.41 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.42	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.43	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.44	Form of Floating Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	Exhibit 4.44 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.45	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4.46	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.47 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.47	Form of Fixed Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	Exhibit 4.47 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.49	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.50	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.51	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.52	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
8-A (File No. 001-14965), filed on June 26, 2007 (SEC Accession No. 0000891092-07-002589).

4.53	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.54	Form of Index-Linked Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 19, 2017.

4.55	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	Exhibit 4.53 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-176914), filed on September 19, 2011.

4.56	Specimen Master Medium-Term Note, Series D, dated September 15, 2014, of The Goldman Sachs Group, Inc.	Exhibit 4.55 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.57	Specimen Master Medium-Term Note, Series N, dated July 1, 2020, of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.58	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.59	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.60	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.61	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.62	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.33).

4.63	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.33).

4.64	Form of Capital Securities of the Issuer Trusts (included in Declarations of Trust).

4.65	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.66	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.67	First Supplemental Indenture, dated as of February 20, 2015, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the year ended December 31, 2014, filed on February 23, 2015 (SEC Accession No. 0001193125-15-056785).

4.68	Fourth Supplemental Indenture, dated as of August 21, 2018, among GS Finance Corp., as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon..	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended September 30, 2018, filed on November 2, 2018 (SEC Accession No. 0001193125-18-317325).

4.69	Seventh Supplemental Indenture, dated as of July 1, 2020, among GS	Exhibit 4.69 to The

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
	Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.70	Eighth Supplemental Indenture, dated as of October 14, 2020, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to GS Finance Corp.’s warrants and The Goldman Sachs Group, Inc.’s related guarantee.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on October 14, 2020 (SEC Accession No. 0000891092-20-011384).

4.71	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.72	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.73	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.65).

4.74	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.66).

4.75	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.76	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.77	Form of Floating Rate Medium-Term Note, Series F, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.78	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.79	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.78 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.80	Form of Fixed Rate Medium-Term Note, Series F, of GS Finance Corp.	Exhibit 4.79 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.81	Form of Warrant, Series G, of GS Finance Corp.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on October 14, 2020 (SEC Accession No. 0000891092-20-011384).

4.82	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.83	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.81 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.84	Form of Index-Linked Medium-Term Note, Series F, of GS Finance Corp.	Exhibit 4.82 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.85	Specimen Master Medium-Term Note No. 3, Series E, dated July 1, 2020, of GS Finance Corp.	Exhibit 4.83 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4.86	Specimen Master Medium-Term Note No. 4, Series E, dated July 1, 2020, of GS Finance Corp .	Exhibit 4.84 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.87	Specimen Master Medium-Term Note No. 1, Series F, dated July 1, 2020, of GS Finance Corp.	Exhibit 4.85 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.88	Specimen Master Medium-Term Note No. 2, Series F, dated July 1, 2020, of GS Finance Corp.	Exhibit 4.86 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-239610) filed on July 1, 2020.

4.89	Specimen Master Warrant No. 1, Series G, dated October 14, 2020, of GS Finance Corp.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on October 14, 2020 (SEC Accession No. 0000891092-20-011384).

4.90	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.65).

4.91	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.66).

4.92	Amended and Restated General Guarantee Agreement, dated September 28, 2018, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 99.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on September 28, 2018 (SEC Accession No. 0001193125-18-287543).

4.93	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon	Exhibit 4.1 to The Goldman Sachs Group,

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
	(formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.94	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.95	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.96	Fourth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.92 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

4.97	Fifth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.93 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

4.98	Sixth Supplemental Indenture, dated as of March 9, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 9, 2012 (SEC Accession No. 0001193125-12-107133).

4.99	Seventh Supplemental Indenture, dated as of July 20, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
July 20, 2012 (SEC Accession No. 0001193125-12-308986).

4.100	Ninth Supplemental Subordinated Indenture, dated as of May 20, 2015, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on May 22, 2015 (SEC Accession No. 0001193125-15-198785).

4.101	Tenth Supplemental Subordinated Indenture, dated as of July 7, 2017, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.89 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-219206) filed on July 10, 2017.

4.102	Fourth Supplemental Senior Debt Indenture, dated as of December 31, 2016, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to the senior notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 6, 2017 (SEC Accession No. 0001193125-17-004649).

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI and Goldman Sachs Capital VII.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

5.6	Opinion of Sidley Austin LLP as to the legality of certain debt securities of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
8.1	Tax Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of The Goldman Sachs Group, Inc., (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc., and (iii) capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sidley Austin LLP relating to certain debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

8.3	Tax Opinion of Sidley Austin LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

15.1	Letter regarding Unaudited Interim Financial Information.	**

22.1	Subsidiary Issuers of Guaranteed Securities	***

23.1	Consent of Independent Registered Public Accounting Firm.	**

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4 and 8.1 above).

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5, 5.6, 8.2 and 8.3 above).

24.1	Powers of Attorney.	**

25.1	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.2	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of The Bank of New York Mellon as subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.4	Statement of Eligibility of The Bank of New York Mellon, as warrant trustee, with respect to the Warrant Indenture dated as of February 14, 2016 between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
Agreement for Goldman Sachs Capital IV (now known as Goldman Sachs Capital II), dated as of March 23, 2016.

25.7	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VII.	**

25.10	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital I.	**

25.11	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital II.	**

25.12	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital III.	**

25.13	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VI.	**

25.14	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VII.	**

25.15	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.16	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

*

To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or an Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.
***	Filed herewith.

Item 17. Undertakings.

Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by The Goldman Sachs Group, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Goldman Sachs Group, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Goldman Sachs Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-239610) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February, 2021.

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ Stephen M. Scherr
Name: Stephen M. Scherr
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-239610) has been signed by the following persons in the capacities indicated on the 18th day of February, 2021.

Title	Signature
Director, Chairman and Chief Executive Officer (Principal Executive Officer)	*
David M. Solomon

Director	*
M. Michele Burns

Director	*
Drew G. Faust

Director	*
Mark A. Flaherty

Director	*
Ellen J. Kullman

Director	*
Lakshmi N. Mittal

Director	*
Adebayo O. Ogunlesi

Director	*
Peter Oppenheimer

Director	*
Jan E. Tighe

Director	*
David A. Viniar

Director	*
Mark O. Winkelman

Chief Accounting Officer (Principal Accounting Officer)	/s/ Sheara J. Fredman
Sheara J. Fredman
Chief Financial Officer (Principal Financial Officer)	/s/ Stephen M. Scherr
Stephen M. Scherr

* By:	/s/ Stephen M. Scherr
Name: Stephen M. Scherr
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-239610) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February, 2021.

GOLDMAN SACHS CAPITAL I
By:	The Goldman Sachs Group, Inc.,
as Depositor
By:	/s/ Monique Rollins
Name: Monique Rollins
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-239610) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February, 2021.

GOLDMAN SACHS CAPITAL II
By:	The Goldman Sachs Group, Inc.,
as Depositor
By:	/s/ Monique Rollins
Name: Monique Rollins
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-239610) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February, 2021.

GOLDMAN SACHS CAPITAL III
By:	The Goldman Sachs Group, Inc.,
as Depositor
By:	/s/ Monique Rollins
Name: Monique Rollins
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-239610) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February, 2021.

GOLDMAN SACHS CAPITAL VI
By:	The Goldman Sachs Group, Inc.,
as Depositor
By:	/s/ Monique Rollins
Name: Monique Rollins
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-239610) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February, 2021.

GOLDMAN SACHS CAPITAL VII
By:	The Goldman Sachs Group, Inc.,
as Depositor
By:	/s/ Monique Rollins
Name: Monique Rollins
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, GS Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-239610) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February, 2021.

GS FINANCE CORP.
By:	/s/ Monique Rollins
Name: Monique Rollins
Title: President